                                                               EXHIBIT (m)(3)(i)

                               AMENDED SCHEDULE 1

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                       FOR

                              ING SERIES FUND, INC.

                                 CLASS C SHARES

                                                              MAXIMUM COMBINED SERVICE AND DISTRIBUTION FEES
        SERIES                                                ----------------------------------------------
        ------                                                (as a percentage of average daily net assets)
ING Bond Fund                                                                    1.00%

ING Balanced Fund                                                                1.00%

ING Government Fund                                                              1.00%

ING Growth Fund                                                                  1.00%

ING Growth and Income Fund                                                       1.00%

ING International Growth Fund                                                    1.00%

ING Small Company Fund                                                           1.00%

ING Strategic Allocation Balanced Fund                                           1.00%

ING Strategic Allocation Growth Fund                                             1.00%

ING Strategic Allocation Income Fund                                             1.00%

ING Technology Fund                                                              1.00%

ING Value Opportunity Fund                                                       1.00%